Exhibit 10.6

Diamond Resorts International, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
August 4th, 2016

Stephen J. Cloobeck
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Re:     Aircraft Use
Reference is hereby made to that certain Master Agreement, dated as of January 6, 2015 (the “Master Agreement”), by and among Diamond Resorts International, Inc., a Delaware corporation (“DRII”), Diamond Resorts Corporation, a Maryland corporation (“DRC”; together with DRII, the “DRII Parties”), Hospitality Management and Consulting Service, L.L.C., a Nevada limited liability company, Stephen J. Cloobeck, individually (“SJC”), Cloobeck Companies, LLC, a Nevada limited liability company (“Cloobeck Companies”), JHJM Nevada I, LLC, a Nevada limited liability company formerly known as Diamond Resorts, LLC (“JHJM”; JHJM and Cloobeck Companies being referred to herein, collectively, as the “SJC Entities”; and SJC and the SJC Entities being referred to herein as the “SJC Parties”), and, solely for purposes of Sections 1(a)(ii), 1(b) and 10 thereof, Nevada Resort Properties Polo Towers Limited Partnership, a Nevada limited partnership. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Master Agreement.
The Parties desire to enter into this letter agreement to memorialize the Parties’ understanding regarding SJC’s rights with respect to the Initial Flight Hours (as defined below) in connection with SJC’s use, as contemplated by the Master Agreement, of the following aircraft owned or leased by the DRII Parties: (i) one Bombardier Global Express XRS aircraft, bearing manufacturer’s serial number 9184 and registration number N702DR (“N702DR”), (ii) one Cessna Citation XLS aircraft, bearing manufacturer’s serial number 560-5774 and registration number N828DR (“N828DR”), and (iii) one Embraer Legacy aircraft bearing manufacturer’s serial number 14500925 and registration number N189DR (“N189DR”, together with N702DR and N828DR, collectively, the “Diamond Aircraft”), as more specifically set forth herein.
1.Agreement. Each of the DRII Parties hereby agrees that, notwithstanding anything set forth in the Master Agreement or in any other agreement between either of the DRII Parties, on the one hand, and any of the SJC Parties, on the other hand, during the period commencing with May 24, 2016 and ending on the earlier of (i) December 31, 2016 and (ii) the closing of the acquisition of DRII by affiliates of Apollo Global Management, LLC., neither DRII Party shall charge SJC for the first aggregate of fifty (50) Personal Use Hours (defined below) used by SJC on any Diamond Aircraft (the “Initial Flight Hours”). Personal Use Hours may be used on any flight on a Diamond Aircraft requested by SJC for personal use, whether or not the flight is operated by DRC pursuant to a time sharing agreement between DRC and SJC. If such flight is operated pursuant to a time sharing agreement, then DRC shall have no obligation to issue an invoice for any of the Initial Flight Hours pursuant thereto. Notwithstanding anything contained herein to the contrary, the charter flights provided by AvJet to SJC between July 13, 2016 and July 15, 2016 shall be deducted from the Initial Flight Hours, reducing the Initial Flight Hours by 8.3 Flight Hours.
For purposes hereof, the following terms shall have the following meanings:
“Personal Use Hours” means, and shall be calculated based upon, (i) any Flight Hours used on N702DR, (ii) any Flight Hours used on N828DR multiplied by 0.46, and (iii) any Flight Hours used on N189DR multiplied by 0.67.
“Flight Hour” means each flight hour of use of a Diamond Aircraft by SJC, as recorded on the hour meter and measured from the time such aircraft wheel blocks are removed at the beginning of a flight, to the time such aircraft wheel blocks are replaced after landing at the end of a flight, in one-tenth (1/10th) of an hour increments. Flight Hours also include any flight hours consumed in repositioning the relevant Diamond Aircraft to facilitate SJC’s scheduled itineraries. Each of the Parties hereby agrees that this letter agreement supersedes (and shall not be in addition to) all other prior oral or written agreements, understandings, arrangements or representations by or among the Parties, or between any of them with respect to the matters set forth in this letter agreement.
2.Representations and Warranties. Each of the Parties represents and warrants that it has duly authorized, executed and delivered this letter agreement, no further consent or authorization is required by such Party, and this letter agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
This letter agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns. This letter agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart thereof. This letter agreement shall be governed by, and construed in accordance with, Nevada law.
[Signatures Follow]

Sincerely,
DIAMOND RESORTS INTERNATIONAL, INC.

By: /s/ Jared Finkelstein
Name: Jared Finkelstein
Title: SVP General Counsel

DIAMOND RESORTS CORPORATION

By: /s/ Jared Finkelstein
Name: Jared Finkelstein
Title: SVP General Counsel

[Signature Page to Letter Agreement]

Acknowledged and accepted this 4th day of August, 2016:
s/ Stephen J. Cloobeck
Stephen J. Cloobeck

Jhjm Nevada LLC

[Signature Page to Letter Agreement]